EXHIBIT 10.1

ASSET PURCHASE AGREEMENT, BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSET PURCHASE AGREEMENT, BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of June 2, 2025 (the “Effective Date”), is by and between BMCH, Inc., an Ohio corporation (the “Company” or the “Seller”), GEE Group Inc., an Illinois corporation (“GEE” and collectively with Seller, the “Seller Group”) and Reliable Staffing Resources, LLC an Ohio limited liability company (together with its assigns, if any, the “the Buyer”). The Seller and the Buyer are individually referred to as a “Party” and collectively as the “Parties”.  All capitalized terms not otherwise defined in this Agreement will have the meaning ascribed to it in Annex I.

PREAMBLE

The Company provides light industrial staffing services in Ohio (the “Business”).  At the Closing, subject to the provisions contained in this Agreement, the Company desires to sell to the Buyer, and the Buyer desires to purchase from the Company, the Purchased Assets identified in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Transfer of Purchased Assets.

(a) The Company assigns, conveys, delivers, sells and transfers to the Buyer, or causes the applicable entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company (each an “Affiliate”), to assign, convey, deliver, sell and transfer to the Buyer all of their respective interest, right and title in, to and under all of the operating business assets, interests, properties and rights used in the operation of the Business (other than the Excluded Assets, as defined below), free and clear of all charges, claims, security interests, community property interests, conditions, covenants, easements, equitable interests, liens, mortgages, options, pledges, reservations, restrictions, rights of first refusal, rights of way, security interests, servitudes, special assessments, taxes and all other encumbrances and/or restrictions of any kind, including any contract or lease having substantially the same effect as any of the foregoing, whether or not relating to the extension of credit or the borrowing of money (collectively, “Encumbrances”), other than (A) those taxes assessed on any of the Purchased Assets beginning on or after the Closing Date, (B) statutory Encumbrances which are not delinquent, and (C) Encumbrances arising out of the Assigned Contracts (“Permitted Encumbrances”), (collectively, the “Purchased Assets”), which such Purchased Assets specifically include the following:

(i) Receivables aged 90 days or less from the Closing Date and Work in Progress (“Purchased Receivables” as reflected on Schedule 4.5), prepaid assets/expenses (excluding prepaid insurance), advance payments, deposits and other current assets of the Business;

(ii) All inventory, work in progress and other inventories used the Business (the “Inventory”);

(iii) All supplies, furniture, fixtures, safety gear, vehicles, computer hardware and accessories, equipment and tools used in the operation of the Business and leases of personal property (the “Fixed Assets”);

(iv) All Contracts and proposals, acceptable to Buyer, related to the operation of the Business, being those listed on Schedule 1.1 (collectively with the Real Property Leases, the “Assigned Contracts”);

(v) All rights in and to the leased real property, acceptable to Buyer, being those set forth on Schedule 1.1, which includes the security deposits associated with such Real Property Leases.

(vi) All cash deposits received for work not yet rendered or for costs not yet paid;

(vii) To the extent assignable, all Permits, used in the operation of the Business;

(viii) To the extent assignable, all software licenses and intangible assets of the Business;

(ix) All telephone numbers and facsimile numbers set forth in Schedule 1.1 and e-mail addresses related to the Business;

(x) All client/customer lists, prospect lists, files and records of clients/customers employee lists, files and records of all employees and applicants, including personnel files, all books, ledgers, files, records, manuals, customer and vendor information, business records relating to prospects, customer, sales and purchasing lists, and other materials of any kind or nature relating to the Business, other than minute books, stock records and corporate seals (“Books and Records”); and

(xi) The rights to the names “Triad Staffing”, “Triad Logistics”, “BMCH” and any other trademarks, tradenames, domain names, URLs, websites, and intellectual property rights, all of which are identified and listed on Schedule 1.1 (other than in connection with Seller’s administration and winding down of Seller and the sale of the Purchased Assets following the Closing, provided that such name may not be used with staffing following the Closing by and the Seller Group).

(b) Anything in this Agreement to the contrary notwithstanding, this Agreement does not constitute an agreement or an attempted agreement to assign, convey, sell or transfer any agreement or contract included in the Purchased Assets (or any claim or right of any benefit arising out of or related to such Assigned Contract) if the attempted assignment, conveyance, sale or transfer thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the authority, powers, privileges or rights of the Company or the Buyer thereunder.

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1.2 Excluded Assets.

Notwithstanding anything to the contrary contained in Section 1.1 or elsewhere in this Agreement, the assets set forth below are not part of the sale and purchase contemplated hereunder, are expressly excluded from the Purchased Assets, and shall remain the property of Seller after the Closing (the “Excluded Assets”): (a) related party accounts, marketable securities and employee and owner advances and/or receivables (except for deposits received for work not yet rendered); (b) all minute books, stock records and corporate seals; (c) all commercial general liability insurance policies and key man life insurance policies; (d) all agreements not identified as Assumed Contracts; (e) all claims for refund of Taxes relating to the operation of the Business prior to the Closing; (f) all rights in connection with and assets of the Employee Benefit Plans; (g) all software that is not transferable to the Buyer; (h) all owned real estate; (i) all rights of Seller under this Agreement and the documents to be delivered under this Agreement in connection with the consummation of the transactions contemplated herein; (j) information protected by attorney-client privilege or subject to the work product doctrine; (k) funds to be received, if any, from the Ohio Bureau of Workers Compensation for all policy periods ending April 30, 2025 and prior, including any returned premiums, refunds, or other distributions (l) all Cash and cash equivalents; (m) all bank and other depository accounts and safe deposit boxes of the Seller; (n) all claims, demands, rights and privileges against third parties related to any Excluded Assets; and (o) all those assets set forth in Schedule 1.2.

1.3 Assignment and Assumption.

(a) Subject to the provisions contained in this Agreement, the Company (a) assigns, conveys and transfers to the Buyer, all the Company’s interest, right and title in and to each of the Assigned Contracts, and (b) delegates to the Buyer, all the Company’s duties, liabilities and obligations under each of the Assigned Contracts. The Buyer (i) accepts the assignment, conveyance and transfer of all of the Company’s interest, right and title in and to each of the Assigned Contracts, and (ii) assumes and becomes bound by, and will discharge, pay and perform, all of the Company’s duties, liabilities and obligations under each of the Assigned Contracts (excluding (A) failure to obtain any approvals or consents to the assignment or transfer of any Assigned Contract, or any benefit thereunder, and (B) any liabilities resulting from or relating to any the Company’s breach or violation of, or default under, or any alleged breach or violation of, or alleged default under, any such Assigned Contract that arises out of or is related to circumstances, events or facts existing or occurring as of or prior to the Closing), all subject to the provisions contained in this Agreement.

(b) At the Closing, subject to Section 1.4, the Buyer shall assume and shall agree to pay and discharge when due those liabilities as set forth below, upon the terms and conditions contained herein (the “Assumed Liabilities”): (i) all the Company’s duties, liabilities and obligations under each of the Assigned Contracts, if any, in accordance with and subject to Section 1.3(a); (ii) all liabilities arising out of or relating to the Buyer’s ownership of Purchased Assets arising after the Effective Date; (iii) the obligations under the leases set forth in Schedule 1.3(b)(iv) (the “Real Property Leases”); and (iv) the obligations under the lease for the premises located at 192 Graceland Boulevard, Columbus, Ohio 43214 pursuant to the terms of the sublease agreement executed concurrently herewith.

(c) If any consent is required for the assignment or transfer of any Assigned Contract and such consent is not obtained and the Closing occurs, the Parties will use commercially reasonable efforts to cause such consent to be obtained and the Seller shall provide for the Buyer the benefits of such Assigned Contract and the Buyer will act as Seller’s agent to provide services under such Assigned Contract, if applicable.

1.4 No Other Assumption of Liabilities.

Except for the Assumed Liabilities, the Seller acknowledges and agrees that the Buyer is not assuming any debts, liabilities or other obligations of any member of the Seller Group, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or liquidated or unliquidated, matured or unmatured, and whether due or to become due, regardless of when asserted (collectively, the “Retained Liabilities”) arising out of or related to the Business, the Company and/or the Purchased Assets. The Seller acknowledges and agrees that he, it or she will retain, and will remain solely responsible for paying and/or otherwise discharging, all Retained Liabilities associated with the Business, the Company and the Purchased Assets, regardless of when such Retained Liabilities are or were incurred.

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1.5 Further Assurances.

The Seller, at any time after the Closing, upon the written request of the Buyer, will acknowledge, deliver, do and execute, and cause to be acknowledged, delivered, done and executed, all such further acts, assignments, conveyances, deeds, documents, instruments, powers of attorney, transfers and other assurances as may be required to assign, confirm, convey, sell and transfer to and vest in the Buyer good title to, and possession of, the Purchased Assets, clear and free of all Encumbrances (other than Permitted Encumbrances), pursuant to the provisions contained in this Agreement.

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price.

The aggregate consideration to be paid by the Buyer to the Company for the Purchased Assets will be an amount equal to the sum of the following (collectively, the “Purchase Price”):

(a) Two Hundred Fifty Thousand and 00/100 dollars ($250,000.00), payable at the Closing, by delivery of immediately available funds to the Company (the “Cash Purchase Price”); plus

(b) The value of the Purchased Receivables as of Closing as set forth on Schedule 4.5 (“Purchased Receivable Value”).

2.2 Closing Payment.

At Closing, the Buyer shall pay the Seller the Cash Purchase Price via wire to the account(s) designated by the Buyer immediately prior to Closing, and within 90 days after Closing, the Buyer shall pay the Seller the Purchased Receivable Value via wire to the account(s) designated by the Buyer immediately prior to Closing. If any Purchased Receivables are paid to the Seller or collected by the Seller, before or after Closing, and such monies are not turned over to the Buyer, then such amounts shall be offset against the balance owed hereunder.

2.3 Allocation of Purchase Price.

The Purchase Price will be allocated pursuant to the provisions contained in the statement of allocation attached hereto as Exhibit A (the “Statement of Allocation”). Each of the Parties agrees and covenants to (i) file all federal, foreign, local and state tax returns consistent with the Statement of Allocation, and (ii) not take any position that is contrary to the Statement of Allocation with any Tax authority.

ARTICLE III

THE CLOSING

Pursuant to the provisions contained in this Agreement, the closing of the transactions contemplated by this Agreement will be deemed effective at 12:01 am on June 1, 2025 (the “Closing”) subject to the execution and delivery of this Agreement and each other agreement, certificate or other document executed in connection with the transactions contemplated by this Agreement (the “Related Documents”), by the delivery and exchange of signature pages sent by e-mail (followed by the delivery and exchange of original signatures pages sent by a nationally-recognized, overnight courier, to the Parties at the addresses contained in Section 8.2).  The date on which the Closing takes place is referred to herein as the “Closing Date.”

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP

The members of the Seller Group represent and warrant to the Buyer as of the date of this Agreement as follows:

4.1 Organization; Power; Authority; Good Standing.

The Company is a corporation organized, validly existing and in good standing under the Laws of the State of Ohio and has all requisite authority and power (company, corporate or otherwise) to lease, operate and own the Purchased Assets, and to carry on the Business as presently conducted.

4.2 Authorization, Execution and Delivery; Enforceability; No Conflict.

(a) The Seller has the absolute and full authority, capacity, legal right and power to execute, deliver and perform all of its duties and obligations contained in this Agreement and each Related Document to which it is or will be a party. The Seller’s execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by the Seller of its duties and obligations hereunder and thereunder, have been validly authorized by all requisite action (company, corporate or otherwise) on the part of the Seller.

(b) This Agreement and each Related Document to which any member of the Seller Group is or will be a party has been validly executed and delivered by any member of the Seller Group and, assuming the due authorization, execution and delivery thereof by each of the other parties to this Agreement and the Related Documents, constitutes a binding and valid obligation of the members of the Seller Group, enforceable against the members of the Seller Group in accordance with their respective provisions, subject to applicable bankruptcy, fraudulent conveyance, insolvency, moratorium and similar Laws affecting creditors’ remedies and rights generally, and, as to enforceability, subject to general principles of equity (regardless of whether enforcement is sought in an action, appeal, investigation, proceeding or suit before any arbitrator, governmental authority or mediator, including bankruptcy and insolvency proceedings (“Proceedings”), at law or in equity). Neither member of the Seller Group is the subject of any bankruptcy, fraudulent conveyance, insolvency, moratorium or similar Law or Proceeding affecting creditors’ remedies and rights generally.

(c) Neither the execution and delivery by any member of the Seller Group of, nor the performance of its duties and obligations contained in, this Agreement or any of the Related Documents to which it is or will be a party, (i) conflict with any provision contained in the Company’s Articles of Incorporation or bylaws, (ii) conflict with or cause a breach or default (with or without notice or lapse of time or both) under, any provision contained in any agreement or contract by which the Company or any of the Purchased Assets are or may be bound, (iii) violate any domestic or foreign ordinance, regulation, rule, statute or similar provision having the effect or force of law, common law, or any order of any governmental authority (collectively, “Laws”) applicable to the Members of the Seller Group, (iv) result in an Encumbrance on or against any of the Purchased Assets, or (v) give rise to any claim against the Buyer.

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4.3 Financial Statements.

The members of the Seller Group have delivered to the Buyer complete and correct copies of the Company’s (a) unaudited balance sheets as of December 31, 2023 and December 31, 2024 and the interim balance sheets as of April 30, 2025, and (b) unaudited statements of income for the twelve (12) months ended as of December 31, 2023 and December 31, 2024 and for the interim statements of income for the period January 1, 2025 to April 30 , 2025 (collectively, the “Financial Statements,” copies of which are attached to Schedule 4.3). The Financial Statements are complete and correct in all material respects, have been maintained in accordance with the Company’s standard business practices on a basis consistent with prior years, and accurately and fairly present the financial position of the Seller for the periods therein specified.

4.4 Title to Purchased Assets; Inventory and Supplies; Intellectual Property.

The Company owns (or has a valid leasehold or licensee interest in) all the Purchased Assets, clear and free of all Encumbrances, except for Permitted Encumbrances. The Purchased Assets constitute all the assets, properties and rights that are necessary for, required for or used in the conduct of the Business. The Seller has full right, power and authority to sell the Purchased Assets, and has not assigned or transferred any of the Purchased Assets to any other individual or entity.

4.5 Purchased Receivables.

Schedule 4.5 contains a complete, correct and true list of the Company’s accounts receivables and notes receivables and Work in Progress included in the Purchased Assets (the “Purchased Receivables”), as of the day immediately prior to the Closing Date.  All Purchased Receivables owing to the Company as of the Effective Date constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, subject to applicable bankruptcy, fraudulent conveyance, insolvency, moratorium and similar Laws affecting creditors’ remedies and rights generally, and, as to enforceability, subject to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity), and there are no asserted claims, refusals to pay or other rights of set-off claimed against any of the Purchased Receivables.

4.6 Customers.

Schedule 4.6 contains a complete and correct list of the Company’s customers and a report of sales by each customer on a weekly basis for the week ending August 10, 2024 through week ending April 26, 2025 (“Sales Report”). No customer on the Sales Report has indicated to any Member of the Seller Group that it intends to terminate or materially alter its relationship with the Company as such relationship exists immediately prior to Closing.

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4.7 Assigned Contracts; No Defaults, Etc.

The Buyer has been furnished with complete and correct copies of the written Assigned Contracts. All Assigned Contracts (i) are in full effect and force, (ii) constitute binding, legal and valid obligations of the Company and, to the Company’s knowledge the other parties thereto, and (iii) are enforceable in accordance with their respective provisions against the Company, and to the knowledge of the Seller the other parties thereto, in each case subject to applicable bankruptcy, fraudulent conveyance, insolvency, moratorium and similar Laws affecting creditors’ remedies and rights generally, and, as to enforceability, subject to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity). Except a set forth in Schedule 4.7, no Assigned Contract requires consent to assign.

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4.8 Taxes.

The Seller has timely filed all required state, local or foreign or other return, and (i) all taxes, filing fees and other assessments due and payable or collectable from the Seller have been paid or collected, (ii) no claim for additional taxes, filing fees or other amounts and assessments has been made which has not been paid, and (iii) to the knowledge of the members of the Seller Group, no such return has contained any material misstatement or concealed any statement that should have been included. The Seller has withheld and will withhold up to Closing from each payment made to any employee the amount of all taxes (including but not limited to income tax) and other deductions required to be withheld therefrom and have paid or will pay such amounts to the proper tax or other receiving authority.

4.9 Litigation.

Except as set forth in Schedule 4.9, there are no claims, actions, litigation, proceeding, or investigation (legal, quasi-judicial or administrative) pending or, to the knowledge of any Member of the Seller Group, threatened against Seller, or the Business, operations, properties or assets of the Seller.

4.10 Employees.

No employees of Seller are under contract; all employees are simply “employees-at-will.”

4.11 Conduct of the Business.

Since January 1, 2025, Seller has not engaged in any conduct or business activity, outside of the ordinary course, that would have a material adverse effect on the value of the Business or the Purchased Assets, which includes, but is not limited to, (i) complying in all material respects with all applicable laws, statutes, rules and regulations, and (ii) not modifying, entering into or terminating any material contract relating to the Business outside of the ordinary course.

4.12 Brokers.

The Seller has not employed any other broker or finder or incurred any Liability for any brokerage fees, commissions, finders’ fees, or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents other than Eric Allison, Staffing Venture Capital for a flat fee of $50,000.

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4.13 No Other Representation or Warranties.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 4 (AS MODIFIED BY THE SCHEDULES) OR IN ANY OTHER TRANSACTION DOCUMENT, NEITHER SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SELLER OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY OTHER ASSETS, RIGHTS OR OBLIGATIONS TO BE SOLD, CONVEYED, ASSIGNED, TRANSFERRED AND DELIVERED HEREUNDER OR PURSUANT HERETO (INCLUDING THE PURCHASED ASSETS), AND THE SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE SELLER, GEE, OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 4 (AS MODIFIED BY THE SCHEDULES) OR IN ANY OTHER TRANSACTION DOCUMENT, THE SELLER HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO THE BUYER, ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE BUYER BY SELLER OR GEE, ANY DIRECTOR, MANAGER, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER, GEE, OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON). EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE 4 (AS MODIFIED BY THE SCHEDULES) OR IN ANY OTHER TRANSACTION DOCUMENT, NEITHER THE SELLER NOR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE BUYER REGARDING ANY PROJECTIONS OR THE FUTURE OR PROBABLE PROFITABILITY, SUCCESS, BUSINESS, OPPORTUNITIES, RELATIONSHIPS AND OPERATIONS OF THE PURCHASED ASSETS.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller as of the date of this Agreement as follows:

5.1 Organization; Power; Authority; Good Standing.

The Buyer is a limited liability company organized, validly existing and in good standing under the Laws of the State of Ohio and has all requisite authority and power (company, corporate or otherwise) to lease, operate and own its assets and to carry on its business as presently conducted.

5.2 Authorization; Execution and Delivery; Enforceability; No Conflict.

(a) The Buyer has the absolute and full authority, capacity, legal right and power to execute, deliver and perform all its duties and obligations contained in this Agreement and each Related Document to which it is or will be a party. The Buyer’s execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by the Buyer of its duties and obligations hereunder and thereunder, have been validly authorized by all requisite action (company, corporate or otherwise) on the part of the Buyer (including its managers).

(b) This Agreement and each Related Document to which the Buyer is or will be a party has been validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery thereof by each of the other parties to this Agreement and each Related Document, constitutes a binding and valid obligation of the Buyer, enforceable against the Buyer in accordance with their respective provisions, subject to applicable bankruptcy, fraudulent conveyance, insolvency, moratorium and similar Laws affecting creditors’ remedies and rights generally, and, as to enforceability, subject to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity). The Buyer is not the subject of any bankruptcy, fraudulent conveyance, insolvency, moratorium or similar Proceeding affecting creditors’ remedies and rights generally.

(c) Neither the execution and delivery by the Buyer of, nor the performance of its duties and obligations contained in, this Agreement or any of the Related Documents to which it is or will be a party, will (i) conflict with any provision contained in the Buyer’s Articles of Organization of or operating agreement or (ii) violate any Law applicable to the Buyer.

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5.3 Consents.

No approval, authorization, consent or permit of or by, or notification of or filing with, any individual or entity (governmental or otherwise) is required in connection with the execution and delivery of this Agreement by the Buyer and the performance by the Buyer of its duties and obligations contained in this Agreement or any of the Related Documents to which the Buyer is or will be a party.

5.4 Brokers.

The Buyer has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions, finders’ fees, or similar compensation or transaction-based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents.

ARTICLE VI

COVENANTS AND AGREEMENTS

6.1 Non-Compete Covenants.

Except as provided for herein, neither member of the Seller Group, including their successors, assigns, subsidiaries, and Affiliates (including, but not limited to, those subsidiaries and Affiliates set forth on Schedule 6.1 (collectively, the “Ohio Affiliates”)), without the prior written consent of the Buyer, for a period of three (3) years following the Closing (the “Restrictive Period”), for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person or business of whatever nature: (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, employer, consultant, independent contractor, consultant or advisor, or as a sales representative, whether paid or unpaid, in any business providing Industrial Staffing Services anywhere in Ohio (the “Territory”); (b) directly call upon any Person who is, at the Closing, within the Territory, an employee of the Business or the Buyer or any subsidiary or Affiliate of the Buyer for the purpose or with the intent of enticing such employee/representative away from or out of the employ of the Business, the Buyer or any subsidiary or Affiliate thereof; and (c) directly call upon any Person which is, at the Closing a customer of the Business, the Buyer or any subsidiary or Affiliate thereof, for the purpose of providing Industrial Staffing Services within the Territory. For the purposes hereof, “Industrial Staffing Services” shall mean staffing services tailored solely to manufacturing, assembly, warehousing, packing, shipping, and custodial operations (including environmental services in the hospital and educational space), but excluding Professional Staffing Services. For the avoidance of doubt, the services currently provided by the Ohio Affiliates as of the date hereof constitute Professional Staffing Services and, accordingly, the Ohio Affiliates may continue to provide such services without being deemed to be in violation of the covenants set forth in this Section 6.1.

6.2 Non-Disclosure Covenant.

(a) “Confidential Information” means, with respect to any individual or entity, any confidential or proprietary information owned, possessed or utilized by such individual or entity, whether or not specifically labeled or identified as “confidential,” in any form or medium, with respect to the affairs, business, products, research and development, or services of such individual or entity or its customers, distributors, independent contractors, suppliers or other business relations. The term “Representatives” is defined to include the Party’s owners, directors, officers, members, managers, employees, agents, consultants and advisors.

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(b) The Buyer will keep the Seller’s Confidential Information confidential and will not, without the Seller’s prior written consent, disclose, make available, or use any of such Confidential Information in any manner whatsoever, directly or indirectly, except for the purposes contemplated by this Agreement and the Related Documents; provided, however, that all and any information arising out of or related to the Purchased Assets and the Business will not be Confidential Information of the Seller on and after the Closing; provided, further, that the Buyer may reveal the Seller’s Confidential Information to its Representative (i) who need to know such Confidential Information for the purposes contemplated by this Agreement and the Related Documents, (ii) who are informed by the Buyer of the confidential nature of the Confidential Information, and (iii) who agree to act in accordance with the provisions contained in this Section 6.2(b). The Buyer will cause its Representatives to observe the provisions contained in this Section 6.2(b), and will be responsible for any breach of this Agreement by any of its employees and agents.

(c) The Seller will keep all of the Buyer’s and each of its Affiliates respective Confidential Information (including all information relating to the Purchased Assets and the operation of the Business before and after the Closing) confidential and will not, without the Buyer’s prior written consent, disclose, make available, or use any of such Confidential Information in any manner whatsoever, directly or indirectly, and will not use any of the Buyer’s or any of its Affiliates’ respective Confidential Information except for the purposes contemplated by this Agreement and the Related Documents; provided, however, that the Seller may reveal the Buyer’s and its Affiliates’ respective Confidential Information to its Representatives (i) who need to know such Confidential Information for the purposes contemplated by this Agreement and the Related Documents, (ii) who are informed by the Seller of the confidential nature of the Confidential Information, and (iii) who agree to act in accordance with the provisions contained in this Section 6.2(c). The Seller will cause its Representatives to observe the provisions contained in this Section 6.2(c), and will be responsible for any breach of this Agreement by any of its Representatives.

(d) Anything contained in this Agreement to the contrary notwithstanding, neither the Buyer nor the Seller will be restricted from disclosing, divulging, furnishing, making available, revealing or using any of the other’s respective Confidential Information (i) that is or becomes generally available to the public other than as a result of an unauthorized disclosure by the recipient thereof; (ii) that becomes available to the recipient thereof in a manner that is not in contravention of any agreement, contract, understanding or applicable Law, from an individual or entity that is not acting in contravention of any agreement, contract, understanding or applicable Law; provided, however, that for purposes of this Section 6.2(d), “individual or entity” will not include any Parties to this Agreement, or any of Representatives; (iii) that was known to the recipient on a non-confidential basis and not in contravention of any agreement, contract or understanding or any applicable Law before its disclosure to the recipient; or (iv) that is required to be disclosed by Law, order or other legal process; provided, however, that if disclosure is required by Law, order or other legal process, then the recipient will (x) provide the discloser with prompt written notice of such requirement so that such discloser may seek an appropriate protective order prior to any such required disclosure by the recipient, (y) take reasonable steps to assist such discloser, at such discloser’s sole cost and expense, in contesting such required disclosure or otherwise protecting such discloser’s rights, and (z) furnish only that portion of such discloser’s respective Confidential Information that the recipient is advised by counsel in writing is legally required.

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6.3 Enforcement of Restrictive Covenants.

The Parties agree that, to the extent applicable, the Parties may enforce the non-compete, non-solicitation and non-disclosure covenants set forth in Sections 6.1 and 6.2 above (collectively the “Restrictive Covenants”) by obtaining appropriate court orders and/or equity injunctions. The Parties hereby agree that a breach by one Party of the Restrictive Covenants will cause irreparable harm to the non-breaching Party and such non-breach Party shall be entitled to obtain an injunction against the breaching Party in order to enforce such Restrictive Covenants. Such right to an injunction shall be in addition to any other rights that the Parties may have against each other. Further, in the event of a breach of Section 6.1, the Restrictive Period shall be automatically extended for a like period of time from the date the Seller Group ceases such violation. The Parties agree that the Restrictive Covenants are independent of any other provision of this Agreement, and the existence of any claim or cause of action of one Party against the other, whether predicated upon a different Section of this Agreement or otherwise, shall not constitute a defense to the enforcement by the other Party of the Restrictive Covenants contained herein. In addition to the foregoing, in the event that any issue is ever raised before a court of competent jurisdiction as to the reasonableness of the Restrictive Covenants contained herein, either as to time or place, such court shall be authorized, and the parties hereto so intend, to grant full or partial enforcement of the terms hereof as the said court shall determine. The Parties covenant and agree that, in addition to the above, any bond required by the court in connection with any temporary restraining order or preliminary injunction shall not exceed $250.

6.4 Use of Proprietary Name.

Following the Closing, the Seller will promptly cease the use of the names “BMCH” and “Triad Staffing” and “Triad Logistics”.  Seller agrees to commence all reasonable actions to change its name to a name that does not use the foregoing name or similar names, within sixty (60) days of the Closing Date.  The names “BMCH.”, “Triad Staffing” and “Triad Logistics” constitute transferred Proprietary Rights.  For the avoidance of doubt, the Seller is not transferring “Triad Personnel Services,” or any other “Triad” derivative brand names other than “BMCH”, “Triad Staffing.” and “Triad Logistics.”

6.5 Employee Matters.

(a) The Seller agrees that it shall terminate all employees as of the Closing Date and that it shall be solely responsible for paying all accrued but unpaid salaries, wages, benefits, sick pay, employment taxes, workers’ compensation premiums and any other payments due by the Seller to its employees as of Closing.

(b) At Closing, the Buyer will offer employment to those Seller’s employees who qualify for retention and comply with all applicable Legal Requirements on terms and conditions which it shall set, including Deborah Santora-Tuohy. The Seller agrees to coordinate such terminations with the Buyer so that the Buyer may have the opportunity to hire those employees as the Buyer may desire. The hiring of Deborah Santora-Tuohy, on terms reasonably acceptable to Buyer, is a condition precedent to the Closing of this transaction. Anything in this Section 6.5 to the contrary notwithstanding, the Buyer will offer employment to the number of employees and under such terms as are necessary so as not trigger any notice requirements under the Worker Adjustment and Retraining Notification Act or applicable mini-WARN Acts.

(c) The Seller will be responsible for processing and paying any payroll expenses for all of its employees through the Closing Date, and the Buyer shall be responsible for payroll expenses after the Closing Date for those that it employs.

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6.6 Post-Closing Taxes.

All documentary, excise, gains, registration, sales, stamp, transfer, use and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (other than federal, local, provincial and state income taxes, and other than any Taxes and fees incurred prior to Closing) will be paid one-half by the Buyer and one-half by the Seller when due, and the party required by applicable law will file all necessary Tax returns and other documentation with respect to all such documentary, excise, registration, sales, stamp, transfer, use and other Taxes and fees as and when required, and, if required by applicable Law, the other parties will, and will cause their respective Affiliates to join in the execution of any such Tax returns and other documentation.  The costs, expenses and fees of such filings will be paid one-half by the Buyer and one-half by the Seller.

ARTICLE VII

INDEMNIFICATION

7.1 Generally.

(a) Subject to the provisions contained in this Article VII, the Seller, GEE and their respective assigns and successors, (collectively, the “Seller Indemnifying Persons”), will defend, hold harmless, indemnify, compensate, reimburse and release the Buyer and its assigns and successors, and the respective affiliates, members, officers, managers, employees and agents (other than professional representatives (e.g., legal and accounting advisors) of each of the foregoing (collectively, the “Buyer Indemnified Persons”) against, for and from all and any assessments, claims, costs, damages, debts, expenses (including Litigation Expenses, as defined in Section 8.4), fees, injuries, insurance premium increases, judgments, liabilities, losses, obligations, penalties, shortages, Taxes (including interest and penalties thereon) and other obligations, but expressly excluded any punitive damages other than those paid or awarded to a third party, (collectively, “Losses”) incurred by the Buyer Indemnified Persons arising out of or related to any of the following: (i) the breach, inaccuracy or untruth of any of the Seller Group’s representations or warranties contained in this Agreement or any Related Document or in any certificate delivered by the Seller in connection herewith or therewith at or before the Closing (or any circumstances, events or facts constituting any such breach, inaccuracy or untruth); (ii) the breach of any of the Seller Group’s agreements or covenants contained in this Agreement or any Related Document; (iii) the Retained Liabilities, and (iv) any Losses the facts and circumstances underlying which are caused by or attributable to the operation of the Company, the Business, or the Purchased Assets at or before the Closing.

(b) Subject to the provisions contained in this Article VII, the Buyer and its assigns and successors (collectively, the “Buyer Indemnifying Persons”), jointly and severally, will defend, hold harmless, indemnify, compensate, reimburse and release the Seller and its respective assigns, estates, heirs, personal representatives and successors and the respective Representatives (other than professional representatives (e.g., legal and accounting advisors)) of each of the foregoing (collectively, the “Seller Indemnified Persons”) against, for and from all and any Losses arising out of or related to any of the following: (i) the breach, inaccuracy or untruth of any of the Buyer’s representations or warranties contained in this Agreement or any Related Document or in any certificate delivered by the Buyer in connection herewith or therewith at or before the Closing (or any circumstances, events or facts constituting any such breach, inaccuracy or untruth); (ii) the breach of any of the Buyer’s agreements or covenants contained in this Agreement or any Related Document, including without limitation the Buyer’s covenants contained in Section 6.5; (iii) the conduct of the Business post-Closing, and (iv) the Assumed Liabilities.

(c) The indemnification provided by this Article VII will be the exclusive and sole remedy for any Losses of the Buyer Indemnified Persons with respect to the matters provided by Section 7.1(a)(i), other than with respect to any knowing or willful breach of any representations or warranties, or any intentional act or intentional misrepresentation, or any fraud (to the extent specific intent to deceive and mislead is a necessary element of the fraud cause of action), the Seller or (iii) claims for non-monetary equitable relief.

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7.2 Assertion of Claims.

No claim for indemnification will be brought pursuant to the provisions contained in Section 7.1 unless the Buyer Indemnified Persons or Seller Indemnified Persons, as applicable (the “Indemnified Persons”), or any of them, at any time prior to the applicable Survival Date, give the Buyer Indemnifying Persons or Seller Indemnifying Persons, as applicable (the “Indemnifying Persons”) (a) prompt written notice of the existence of any such claim, stating the basis and nature of such claim in reasonable detail, and the amount thereof to the extent known, or (b) written notice of any third party claim, the existence of which might give rise to such a claim for indemnification. The Indemnifying Persons shall have the right to defend the Indemnified Persons against the third party claim with counsel of the Indemnifying Persons’ choice, reasonably satisfactory to the Indemnified Persons. Notwithstanding the foregoing, the Indemnifying Person shall not have the right to defend the Indemnified Persons against the third party claim, if in the good faith opinion of Indemnified Persons’ counsel, the Indemnified Persons’ counsel has advised the Indemnified Persons that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel.  In the event that the Indemnifying Persons fail to assume the defense of any third party claim within twenty (20) days after notice thereof is given by the Indemnified Persons or fails to conduct such defense in an active and diligent manner, the Indemnified Persons shall have the right to undertake the defense of such third party claim.  With respect to any third party claims or claims directly against the Buyer or the Seller upon a Final Determination, the Indemnifying Person shall pay to the Indemnified Person the Finally Determined Losses.  Notwithstanding anything in this Agreement to the contrary, an Indemnifying Persons shall not be obligated to pay an Indemnified Persons until a Final Determination.

7.3 Survival.

The representations and warranties contained in this Agreement and the foregoing indemnification provisions related thereto shall survive the Closing and shall survive until eighteen (18) months following the Closing Date (the “Claims Period”) and shall thereafter cease to be of any force and effect.

7.4 Limits on Indemnification.

The following provisions shall apply to limit the Parties’ ability to recover for Losses pursuant to Section 7.1.

(a) The aggregate liability of the Seller Indemnifying Persons to indemnify the Buyer Indemnified Persons from and against any Losses pursuant to Section 7.1(a) be limited to the amount of the Cash Purchase Price (the “Cap”); provided, however, that the foregoing limitation shall not apply with respect to any claims based on or relating to fraud or intentional misrepresentation and which liability shall instead be limited to the actual Purchase Price.

(b) The Seller Indemnifying Persons shall not have any obligation to indemnify the Buyer Indemnitees with respect to any Losses pursuant to Section 7.1(a) until the Buyer Indemnitees have first suffered aggregate Buyer Indemnifiable Losses in excess of $25,000 (the “Basket”) (at which point the Seller Indemnifying Persons shall be obligated to indemnify the Buyer Indemnified Persons only for the Losses in excess of the Basket up to the Cap), provided that the foregoing limitation shall not apply with respect to any claims based on or relating to fraud or intentional misrepresentation.

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Interpretation; Construction.

(a) The use in this Agreement of the word “including” means “including, without limitation.” The title of and the article, section and paragraph headings contained in this Agreement, and the names of the defined terms, are for convenience of reference only and do not affect or govern the interpretation of any of the provisions contained in this Agreement. The use in this Agreement of the singular form of a definition or term also denotes the plural forms of the definition or term, and vice-versa, as in each case the context may require. Each use of the term “shall” or “will” indicates a compulsory obligation. Any definition of or reference to (a) any agreement, certificate, document or instrument means the agreement, certificate, document or instrument as originally executed and as it may be amended, modified, restated or supplemented (subject to any restrictions on such amendments, modifications, restatements or supplements contained in this Agreement), (b) any Law means the Law as enacted at the time of execution of this Agreement and as it may be amended, modified, restated or supplemented, and any succeeding legislation or orders, all as the same are in effect and (c) to a specific section of any Law refers not only to the specific section, but also to any corresponding provision of any succeeding legislation, as the specific section or corresponding provision is in effect on the date of application of the applicable provision contained in this Agreement. The term “written” includes electronic mail and facsimiles. Unless expressly provided otherwise, the measure of a period of a month or year for purposes of this Agreement is that date of the following month or year corresponding to the starting date; provided, however, that if no corresponding date exists, the measure is that date of the following month or year corresponding to the next day following the starting date.

(b) In this Agreement, the term “knowledge” of any individual or entity means the actual knowledge of such individual or entity after reasonable investigation as to the absence or existence of circumstances, events or facts that are the subject of the applicable agreement, covenant, representation and/or warranty. For purposes of the preceding sentence, the “knowledge” of any member of the Seller Group includes the knowledge of each of Alex Stuckey and Derek Dewan.

8.2 Notices.

(a) All documents, notices, or other communications delivered pursuant to the provisions contained in this Agreement and other applicable Law will be in writing and will be deemed to be sufficient if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, (iii) sent by electronic transmission device, or (iv) sent by a nationally-recognized, overnight courier, to the Parties at the following addresses (or at such other address for a Party as is specified by a written notice satisfying the provisions contained in this Section 8.2):

(i) if to the Company or GEE, to them at:

GEE Group, Inc.

Attn: Mr. Alex Stuckey

7751 Belfort Parkway

Suite 150

Jacksonville, Florida 32256

E-Mail:

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With a copy to:

Driver McAfee Hawthorne & Diebenow, PLLC

Attn: Alexandria Hill, Esq.

1 Independent Drive, Suite 1200, Jacksonville, Florida 32202

E-mail:

(ii) if to the Buyer, to it at:

Reliable Staffing Resources, LLC

Attn: Alio Gasbarro

7710 Olentangy River Rd., Suite 201

Columbus, Ohio 43235

E-Mail:

With a copy to:

Isaac, Wiles, Burkholder & Miller, LLC

Attn: Timothy E. Miller

Two Miranova Place, Suite 700

Columbus, Ohio 43215

E-mail:

(b) All such documents, notices, or other communications will be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by certified or registered mail, on the third (3rd) Business Day following such mailing, (iii) in the case of delivery by electronic transmission device, on the date of such delivery if delivered on a Business Day, or if not delivered on a Business Day, then on the next Business Day after the day delivered, and (iv) in the case of delivery by a nationally-recognized, overnight courier guaranteeing next Business Day delivery, on the Business Day following dispatch. “Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in Columbus, Ohio are authorized or required to be closed.

8.3 Remedies.

Subject to the provisions contained in Article VII, each Party will have and retain all remedies and rights existing in her, his or its favor under this Agreement, at law or in equity, including rights to bring actions for injunctive relief, specific performance and other equitable relief to enforce or prevent a breach of or default under, or threatened breach of or default under, any provision contained in this Agreement.  The pursuit of any remedy or right by a Party will not be deemed an election of such remedy or right and will not preclude such Party from exercising or pursuing any other available remedy or right. To the extent permitted by any applicable Law, but subject to the provisions contained in Article VII, all such remedies and rights (i) will be cumulative, (ii) will be in addition to any other remedies and rights provided by applicable Law, and (iii) may be exercised concurrently or separately.

8.4 Litigation Expenses.

The prevailing Party in any Proceeding brought to enforce, or resolve a dispute under, the provisions contained in this Agreement will be entitled to an award of all and any out-of-pocket costs, expenses and fees incurred in connection with such Proceeding, including reasonable fees and disbursements of outside accountants, consultants, expert witnesses, investigators, legal counsel and other professionals, which award of costs, expenses and fees will be in addition to any other remedy awarded in such Proceeding (collectively, “Litigation Expenses”). This paragraph applies to any costs, expenses and fees of legal counsel in any Proceeding to determine entitlement to reasonable fees and disbursements of legal counsel, as well as in determining and quantifying the amount of the foregoing costs, expenses and fees.

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8.5 Transaction Expenses.

Except as otherwise expressly contained in this Agreement, each Party will bear her, his or its own costs, expenses and fees (including attorneys’ costs, expenses and fees and accountants’ costs, expenses and fees) incurred in connection with the negotiation of this Agreement and the Related Documents, the performance of their respective duties and obligations contained in this Agreement and the Related Documents, the consummation of the transactions contemplated by this Agreement and the Related Documents, and their respective compliance with the provisions contained in this Agreement and the Related Documents; provided that the Seller will pay all of the Broker’s fees in the amount of $50,000.00 (“Transaction Expenses”).

8.6 Governing Law.

This Agreement will be construed, governed by and interpreted in accordance with the domestic Laws of the State of Ohio without giving effect to any choice of law or any conflicting provision, rule or term (whether of the State of Ohio or any other jurisdiction) that would cause the Laws of any jurisdiction other than the State of Ohio to be applied.

8.7 Jurisdiction and Venue.

Each of the Parties irrevocably and unconditionally submits, for herself, himself or itself and her, his or its assets and properties, to the exclusive jurisdiction and venue of any Ohio state court or United States federal court located in Cleveland, Cuyahoga County, Ohio and any appellate court from any such Ohio state court or federal court (each individually, a “Designated Court”), in any Proceeding arising out of or related to this Agreement or the transactions contemplated by this Agreement, or for enforcement or recognition of any judgment arising therefrom, based upon, connected thereto, incidental thereto or related thereto.  Each of the Parties irrevocably and unconditionally waives, to the fullest extent he, she or it effectively and legally may do so, (a) any objection that he, she or it now or later may have to the laying of venue of any Proceeding arising out of or related to this Agreement or the transactions contemplated by this Agreement in any Designated Court and (b) the claim or defense of an inconvenient forum to the maintenance of such Proceeding in any Designated Court.

8.8 Miscellaneous.

All the provisions contained in this Agreement will be binding upon and will inure solely to the benefit of the Parties and their respective Affiliates, estates, executors, heirs, permitted assignees, personal representatives and successors, as applicable.  This Agreement is not assignable by any Party without the prior written consent of each other Party, except that the Buyer may assign this Agreement and/or its authority, duties, obligations, powers, privileges and rights contained in this Agreement to any of its Affiliates or to any entity succeeding to all or any substantial portion of its assets or business.  The failure of any Party to seek redress for a breach of or default under, or failure to insist upon the strict performance of, any provision contained in this Agreement, will not prevent a subsequent act or failure from having the effect of an original breach of or default under, or failure to satisfy, any such provision contained in this Agreement.  No waiver of any provision contained in this Agreement will be effective unless it is contained in a written document executed by each Party, and then only to the extent specifically provided in such writing.  If any provision contained in this Agreement would be held in any jurisdiction to be illegal, invalid, prohibited or unenforceable for any reason, then such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions contained in this Agreement or affecting the enforceability, legality or validity of such provision in any other jurisdiction.  Except as otherwise expressly contained in this Agreement, this Agreement may not be altered, amended, modified, repealed, restated or supplemented except pursuant to a written document signed by the Parties.

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8.9 Counterparts and Electronic Delivery.

The Parties may execute this Agreement in any number of counterparts, and each such counterpart will be deemed an original signature page to this Agreement.  All such counterparts will be considered one and the same contract and will become effective when one (1) or more counterparts have been executed by each Party and delivered to each other Party, it being understood that all Parties need not execute the same counterpart.  Any counterpart or other signature delivered by facsimile, e-mail or other electronic device constitutes good and valid execution and delivery of this Agreement by such Party, including .pdf.

8.10 Entire Agreement.

This Agreement and the other agreements and documents referenced in this Agreement and attached to this Agreement (including the Exhibits and Schedules attached to this Agreement) and any other document contemporaneously entered into with this Agreement (including the Related Documents) contain all of the agreements, contracts and understandings among the Parties (other than that certain Confidentiality Agreement, dated February 5, 2025 by and between the Seller and the Buyer (the “NDA”) with respect to the transactions contemplated by this Agreement and such other documents, and supersede all prior agreements, contracts and understandings among the Parties (other than the NDA) with respect to such transactions. The Parties acknowledge, agree and understand that they are not relying on any oral or written inducements, promises, representations or warranties not included or referenced in this Agreement and/or the Related Documents.

[The Parties have left the remainder of this page blank intentionally.]

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By execution and delivery of their signatures, the Parties evidence their agreement to the provisions contained in this Agreement as of the date contained in the introductory paragraph of this Agreement.

SELLER: BMCH, INC.

By:	/s/ Derek Dewan
Name:	Derek Dewan
Title:	Chief Executive Officer

BUYER: RELIABLE STAFFING RESOURCES, LLC

By:	/s/ Alio Gasbarro
Name:	Alio Gasbarro
Title:	CFO

GEE GROUP: GEE GROUP INC.

By:	/s/ Derek Dewan
Name:	Derek Dewan
Title:	Chief Executive Officer

Signature Page to Bill of Sale and Assignment and Assumption Agreement

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ANNEX I

Defined Terms

When used in this Agreement, the following terms shall have the meanings specified:

“Cash” means, as of any applicable time of determination, the Seller’s actual consolidated cash and cash equivalents on hand and in banks of the Company, which shall be reduced by any cash deposits, cash in reserve accounts, cash escrow accounts, custodial cash and cash otherwise subject to any legal or contractual restriction on the ability to freely transfer or use such cash for any lawful purpose, bank overdrafts, outstanding uncleared checks, drafts or wire transfers and adjusted for any other proper reconciling items; in each case, determined in accordance with GAAP using, to the extent in accordance with GAAP, the same accounting methods, principles, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the determination of the current assets or current liabilities, as applicable, in the preparation of the Financial Statements.

“Closing Indebtedness” means Indebtedness of the Seller as of immediately prior to the Closing.

“Final Determination” means with respect to any Third Party Claim or direct claim pursuant to the provisions of ARTICLE 7, (a) the rendering of a final decision, judgement or award with respect thereto (including a declaratory or similar judgment that the Indemnified Party is entitled to indemnification) issued by a court of competent jurisdiction which is non-appealable or the time in which the appeal therefrom has expired, (ii) a settlement consummated with respect thereto in accordance with ARTICLE 7, or (iii) an agreement executed by applicable Indemnifying Party and Indemnified Party.

“Finally Determined Losses” all sums owed by the applicable Indemnifying Persons determined in accordance with a Final Determination.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any government, agency, governmental department, commission, board, bureau, court, arbitration panel or instrumentality of any country, or any state or other political subdivision thereof (whether now or hereafter constituted and/or existing) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” means, any of the following indebtedness of the Seller or the Company, without duplication and except to the extent reflected in Working Capital or expressly assumed in accordance with Section 1.3, the aggregate amount of (a) any indebtedness for borrowed monies to banks or providers of third party financing, whether current or funded, secured, or unsecured, including (i) indebtedness secured by any Lien on property owned whether or not the indebtedness secured has been assumed (including accrued interest) and (ii) any amounts borrowed under the Paycheck Protection Program established pursuant to the CARES Act, the Economic Stabilization Fund, the Families First Coronavirus Response Act or under any other COVID-19 related assistance, (b) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, including all amounts representing the capitalization of rentals in accordance with GAAP, (c) purchase price adjustments (excluding those pursuant to this Agreement) or payouts and “earnout” obligations and similar payment obligations, (d) obligations issued or assumed as the deferred purchase price of goods or services, including seller notes and installment sale obligations, whether contingently or otherwise, as obligor or otherwise, (e) all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests of the Seller (including any declared dividends that remain outstanding as of the Closing), (f) all obligations evidenced by notes, bonds, debentures or other similar instruments (including purchase money obligations), (g) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property and customer deposits, (h) all obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, whether or not drawn, called or matured, (i) all obligations, contingent or otherwise, pursuant to factoring agreements for accounts receivable or in connection with any securitization of any products, receivables or other property which obligations are recourse to the Seller’s or the Business’ property, (j) all accrued but unpaid Taxes (including any applicable withholdings) of the Seller attributable to any Pre-Closing Tax Period (including any Taxes deferred under Section 2302 of the CARES Act and all Social Security Taxes attributable to a Pre-Closing Tax Period and deferred pursuant to the CARES Act, IRS Notice 2021-11 or IRS Notice 2020-65), (k) any liabilities for deferred rent, deferred revenue, or in connection with any overpayments, (l) direct or indirect guarantees with respect to the obligations of a type described in clauses (a) through (k) above.

Annex I – Page 1

“IRS” means the Internal Revenue Service.

“Legal Requirements” means all federal, state, foreign and local laws, statutes, codes, rules, regulations, ordinances, judgments, orders, decrees and the like of any Governmental Entity, including common law and administrative proceedings.

“Lien” means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security agreement, easement, covenant, option, right of first offer or refusal, restriction or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any Governmental Entity.

“Professional Staffing Services” means services for the recruitment, contract, hire, management or administration of professional personnel including, without limitation, engineers, architects, accountants, attorneys, clerical workers, healthcare professionals, administration employees, maintenance technicians, skilled trade employees or contractors, building engineers and other contractors and employees employed or engaged by the Seller under its Professional Staffing Services brands.

“Union” means any union, labor or trade organization, association, works council, group of employees or other representative of any of the employees.

“Work in Process” means all hours worked but not yet billed by non-core employees between the last billing date and the Closing Date.

Annex I – Page 2

EXHIBIT A

Statement of Allocation

Class I	Cash and general deposit accounts, other than Class II assets	$0.00
Class II	Certificates of deposit, actively traded stocks, bonds and other securities, foreign currency, etc.	$0.00
Class III	Accounts receivable and other assets marked-to-market at least annually	$809,973.16 plus actual agreed upon Work-in-Progress
Class IV	Stock in trade and inventory	$0.00
Class V	All Assets other than Classes I, II, III, IV, VI and VII (e.g., furniture, fixtures, equipment, real estate and vehicles)	$50,000.00
Class VI	All intangible assets under Section 197 of the Code, except goodwill and going concern value, including covenants not to compete, Intellectual Property and customer- and supplier-based intangibles	$200,000.00

Exhibit A